Exhibit 99.1

KPMG LLP Vaughan Metropolitan Centre 100 New Park Place, Suite 1400 Vaughan ON L4J 0J3 Canada	Telephone (905) 265-5900 Fax (905) 265-6390 Internet ww.kpmg.ca

Independent Auditors’ Report

To the shareholder of Metamaterial Inc.:

We have audited the accompanying consolidated financial statements of Metamaterial Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and other comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Chartered Professional Accountants, Licensed Public Accountants

Vaughan, Canada

August 12, 2021

2

Metamaterial Inc.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,395,683	$407,061
Grants receivable	327,868	186,870
Accounts receivable	22,833	60,881
Inventory	463,382	337,793
Prepaid expenses and other current assets	514,203	483,606

Total current assets	2,723,969	1,476,211
Intangible assets, net	4,476,614	4,931,331
Property, plant and equipment, net	2,761,171	2,739,971
Lease right-of-use assets	270,581	55,400

Total assets	$10,232,335	$9,202,913

Liabilities and stockholders’ equity (deficit)
Current liabilities
Trade and other payables	$2,940,452	$2,445,824
Due to related party	245,467	265,655
Current portion of long-term debt	290,544	80,364
Current portion of deferred revenues	1,239,927	1,142,320
Current portion of deferred government assistance	779,578	258,817
Current portion of operating lease liabilities	150,802	55,395
Secured convertible promissory notes	—	4,026,275
Unsecured convertible promissory notes	1,203,235	—
Secured convertible debentures	5,545,470	—

Total current liabilities	$12,395,475	$8,274,650
Deferred revenues	804,143	1,433,954
Deferred government assistance	146,510	1,229,383
Deferred tax liability	318,054	503,453
Unsecured convertible debentures	1,825,389	585,267
Long-term operating lease liabilities	119,779	—
Funding obligation	776,884	622,342
Long-term debt	2,743,504	2,417,082

Total liabilities	$19,129,738	$15,066,131

Stockholders’ equity (deficit)
Common stock - $Nil par value; unlimited shares authorized, 83,557,709 and 28,887,572 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	24,275,822	6,007,314
Class A-1 Preferred Stock - $Nil par value; unlimited shares authorized, 0 and 14,502,728 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	4,405,924
Class A-2 Preferred Stock - $Nil par value; unlimited shares authorized, 0 and 17,016,711 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	5,396,309
Additional paid-in capital	4,879,502	4,176,698
Accumulated other comprehensive loss	(655,884)	(63,879)
Accumulated deficit	(37,396,843)	(25,785,584)

Total stockholders’ equity (deficit)	(8,897,403)	(5,863,218)

Total liabilities and stockholders’ equity (deficit)	$10,232,335	$9,202,913

Commitments and contingencies (note 27)

Subsequent events (note 28)

The accompanying notes are an integral part of these consolidated financial statements

Metamaterial Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2020	2019
	$	$
Revenue:
Product sales	2,905	23,745
Development revenue	1,119,278	878,665

Total Revenue	1,122,183	902,410
Cost of goods sold	3,254	9,172

Gross Profit (loss)	1,118,929	893,238

Operating Expenses:
Selling & Marketing	1,064,659	1,125,719
General & Administrative	6,707,858	4,819,737
Research & Development	4,102,791	3,825,194

Total operating expenses	11,875,308	9,770,650

Other (expense) income:
Interest expense, net	(1,429,954)	(1,135,922)
Loss on foreign exchange, net	(264,831)	(316,261)
Loss on financial instruments, net	(844,993)	(280,319)
Other income, net	1,491,188	2,081,398

Total other income (expenses)	(1,048,590)	348,896
Loss before income taxes	(11,804,969)	(8,528,516)
Income tax recovery	193,710	83,549

Net loss	(11,611,259)	(8,444,967)

Other Comprehensive (Loss) Income net of tax
Foreign currency translation gain	88,173	81,432
Fair value loss on change of own credit risk	(680,178)	—

Total Other Comprehensive (Loss) Income	(592,005)	81,432

Comprehensive loss	(12,203,264)	(8,363,535)

Basic and diluted loss per share(1)	(0.16)	(0.31)

Weighted average number of shares outstanding - basic and diluted(1)	74,394,670	27,108,476

(1)	Retroactively restated for the years ended December 31, 2020 and 2019 for the Reverse Recapitalization as described in Note 3

The accompanying notes are an integral part of these consolidated financial statements

Metamaterial Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(1)

						Accumulated
					Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Stock	Amount	Stock	Amount	Capital	Loss	Deficit	Equity
Balance, January 1, 2020	31,519,439	9,802,233	28,887,572	6,007,314	4,176,697	(63,879)	(25,785,584)	(5,863,219)
Net loss	—	—	—	—	—	—	(11,611,259)	(11,611,259)
Other comprehensive loss	—	—	—	—	—	(592,005)	—	(592,005)
Issuance of common stock, net	—	—	1,416,434	598,547	—	—	—	598,547
Issuance of warrants	—	—	—	(149,994)	149,994	—	—	—
Issuance of broker warrants	—	—	—	(16,144)	16,144	—	—	—
Conversion of deferred share units	—	—	238,250	51,846	(51,846)	—	—	—
Conversion of promissory notes	—	—	9,621,768	3,939,447	—	—	—	3,939,447
Conversion of preferred stock	(31,519,439)	(9,802,233)	31,519,439	9,802,233	—	—	—	—
Effect of reverse acquisition	—	—	11,706,896	2,898,268	212,566	—	—	3,110,834
Tax withheld on deferred share units	—	—	(39,413)	(18,742)	—	—	—	(18,742)
Stock-based compensation	—	—	161,763	1,163,047	375,947	—	—	1,538,994

Balance, December 31, 2020	—	—	83,557,709	24,275,822	4,879,502	(655,884)	(37,396,843)	(8,897,403)

Balance, January 1, 2019	31,519,439	9,802,233	26,742,306	5,260,367	2,293,940	(145,311)	(17,340,617)	(129,388)
Net loss	—	—	—	—	—	—	(8,444,967)	(8,444,967)
Other comprehensive income	—	—	—	—	—	81,432	—	81,432
Issuance of common stock, net	—	—	1,640,804	765,879	—	—	—	765,879
Issuance of warrants	—	—	—	(125,877)	125,877	—	—	—
Conversion of deferred share units	—	—	420,750	74,266	(74,266)	—	—	—
Beneficial conversion feature on convertible debt	—	—	—	—	479,061	—	—	479,061
Stock-based compensation	—	—	83,712	32,679	1,352,085	—	—	1,384,764

Balance, December 31, 2019	31,519,439	9,802,233	28,887,572	6,007,314	4,176,697	(63,879)	(25,785,584)	(5,863,219)

(1)	Retroactively restated from the earliest period presented for the CPM RTO (“Reverse Recapitalization”) as described in Note 3

The accompanying notes are an integral part of these consolidated financial statements

Metamaterial Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31
	2020	2019
	$	$
Cash flows from operating activities:
Net loss	(11,611,259)	(8,444,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash finance expense (income)	138,927	(448,437)
Non-cash interest expense	1,052,776	959,838
Deferred income tax	(193,710)	(83,549)
Depreciation and amortization	2,326,220	2,360,043
Impairment of intangible assets	4,018	66,765
Unrealized foreign currency exchange loss	205,001	313,387
Loss on financial instruments, net	844,994	280,319
Change in deferred revenue	(551,374)	(627,902)
Non-cash government assistance	(775,800)	(500,051)
Other income	—	(401,186)
Stock-based compensation	1,509,684	1,292,773
Non-cash consulting expense	2,307	91,993
Changes in operating assets and liabilities	(880,830)	780,227

Net cash used in operating activities	(7,929,046)	(4,360,747)

Cash flows from investing activities:
Purchases of intangible assets	(104,132)	(42,332)
Purchases of property, plant and equipment	(555,013)	(1,153,010)
Proceeds from reverse recapitalization	3,072,136	—

Net cash provided by (used in) investing activities	2,412,991	(1,195,342)

Cash flows from financing activities:
Proceeds from long-term debt	25,783	664,810
Repayments of long-term debt	(190,633)	(58,201)
Proceeds from government grants	198,286	—
Proceeds from secured promissory notes	—	2,407,118
Proceeds from unsecured promissory notes	1,378,042	—
Proceeds from secured convertible debentures	3,630,019	—
Proceeds from unsecured convertible debentures	693,784	566,690
Proceeds from funding obligation	—	982,263
Proceeds from issuance of common stock and warrants, net	598,546	765,879

Net cash provided by financing activities	6,333,827	5,328,559

Net increase (decrease) in cash and cash equivalents	817,772	(227,530)
Cash, cash equivalents at beginning of the year	407,061	623,532
Effects of exchange rate changes on cash, cash equivalents	170,850	11,059

Cash and cash equivalents at end of the year	1,395,683	407,061

Supplemental cash flow information
Accrued purchases of property, equipment and patents	1,449,197	440,751
Beneficial conversion feature on convertible debt	—	479,061
Right-of-use assets obtained in exchange for lease liabilities	309,907	109,735
Interest paid on debt	193,745	14,477

The accompanying notes are an integral part of these consolidated financial statements

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

1.	Corporate information

Metamaterial Inc. (the “Company” or “MMI”) is a smart materials and photonics company specializing in metamaterial research and products, nanofabrication, and computational electromagnetics. The Company’s registered office is located at 1 Research Drive, Halifax, Nova Scotia, Canada.

On March 5, 2020, MMI and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with a subsidiary of Continental Precious Minerals Inc. (“CPM”), known as Continental Precious Minerals Subco Inc. (“CPM Subco”), to become “Metacontinental Inc.” (the “CPM RTO”). The CPM RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following the completion of the RTO, Metacontinental Inc. is carrying on the business of the former MTI, as a wholly-owned subsidiary of the CPM. In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc. (“MMI” or “Resulting Issuer”). The common stock of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange (“CSE”) on March 9, 2020 under the symbol “MMAT”.

For accounting purposes, the legal subsidiary, MTI, has been treated as the accounting acquirer and CPM, the legal parent, has been treated as the accounting acquiree. The transaction has been accounted for as a reverse recapitalization. Accordingly, these consolidated financial statements are a continuation of MTI consolidated financial statements prior to March 5, 2020 and exclude the balance sheets, statements of operations and comprehensive loss, statement of changes in stockholder’s equity and statements of cash flows of CPM prior to March 5, 2020. See note 3 for additional information.

On December 14, 2020, Torchlight Energy Resources, Inc. (“Torchlight”) and its subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc., “Canco”) and 2798831 Ontario Inc. (“Callco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Metamaterial Inc. to acquire all of the outstanding common stock of MMI by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement (the “Torchlight RTO”). See note 27 for developments subsequent to December 31, 2020.

Impact of COVID-19 on the Company’s Business

During March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response, the Company’s management implemented a Work-From-Home policy for management and non-engineering employees in all of the Company’s locations for the remaining period of the year. Engineering staff continued to work on given tasks and are following strict safety guidelines. As of August 2021, the majority of the Company’s employees have returned to the workplace. Although the Company’s supply chain has slowed down, the Company is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders

COVID-19 has impacted the Company’s 2020 sales of its metaAIR® laser protection eyewear product. Worldwide restrictions on travel are significantly impacting the airline industry and purchasing of metaAIR eyewear has not been the primary spending focus of airline companies emerging from the financial impacts of COVID-19, however, the Company is pursuing sales in adjacent markets such as consumer, military and law enforcement. The situation is dynamic and the ultimate duration and magnitude of the impact of COVID-19 on the economy and financial effect specific to the Company cannot be quantified or known at this time.

2.	Significant accounting policies

Basis of presentation - These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s fiscal year-end is December 31.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Functional and reporting currency - Items included in the consolidated financial statements of each of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The functional currency of MMI is the Canadian dollar. The consolidated financial statements, and the financial information contained herein, are reported in US dollars, except share amounts or as otherwise stated, as the Company believes this results in more relevant and reliable information for its financial statement users.

•

transactions and balances - Foreign currency transactions are recorded into the functional currency using the exchange rates prevailing at the dates of the associated transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the measurement at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

•	translation - The results and financial position of all subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Company’s assets and liabilities are translated at the closing rate at the date of the balance sheet;

•	Company’s income and expenses are translated at average exchange rates;

•	Company’s all resulting exchange differences are recognized in other comprehensive income, a separate component of equity.

Principles of consolidation - The consolidated financial statements include all of the accounts of Metamaterial Inc. and its wholly owned subsidiaries: Metamaterial Technologies Canada Inc., Metamaterial Technologies USA Inc., Medical Wireless Sensing Limited (“Mediwise”), Lamda Guard Inc., Lamda Lux Inc., and Lamda Solar Inc. (the “Subsidiaries”). All intercompany balances and transactions have been eliminated upon consolidation.

Use of estimates - The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and certain assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from these estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the valuation of financial instruments measured at fair value, measurement of lease liabilities and right-of-use assets, and determining the grant date fair value of stock-based compensation awards.

Cash and cash equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory - Inventory is measured at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventory. Inventory consumed during research and development activities is recorded as a research and development expense.

Long-lived assets - Long-lived assets, such as property, plant and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Leases - The Company is a lessee in several noncancellable operating leases for buildings. The Company accounts for leases in accordance with ASC topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases and is subsequently measured at amortized cost using the effective-interest rate method.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Government grants and assistance—Government grants are recognized at their fair value in the period when there is reasonable assurance that the conditions attaching to the grant will be met and that the grant will be received. Grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate. When the grant relates to an asset, it is recognized as income over the useful life of the depreciable asset by way of government assistance.

The Company also receives interest-free repayable loans from the Atlantic Canada Opportunities Agency (“ACOA”), a government agency. The benefit of the loan at a below-market rate of interest is treated as a government grant, measured as the difference between proceeds received and the fair value of the loan based on prevailing market interest rates. The fair value of the components, being the loan and the government grant, must be calculated initially in order to allocate the proceeds to the components. The valuation is complex, as there is no active trading market for these items and is based on unobservable inputs.

Revenue recognition – The Company’s revenue is generated from product sales as well as development revenue. The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products or services.

Revenue from the sale of prototypes and finished products is recognized at the point in time when control of the asset is transferred to the customer, generally on delivery of goods. The Company considers whether there are other obligations in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of prototypes, the Company considers the effects of variable consideration, the existence of significant financial components, non-cash consideration and consideration payable to the customer (if any).

Revenue from development activities is recognized over time, using an input method to measure progress towards complete satisfaction of the research activities and once confirmation of milestone achievement has been received from the customer.

Deferred revenue—consist of fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Deferred revenue is reported in a net position on an individual contract basis at the end of each reporting period and is classified as current in the consolidated balance sheet when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related customer payments and invoicing is expected to occur more than one year from the balance sheet date.

Fair value measurements—The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Fair value option - Under the Fair Value Option Subsections of ASC Subtopic 825-10, Financial Instruments – Overall, the Company has the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. Any changes in the fair value of liabilities resulting from changes in instrument-specific credit risk are reported in other comprehensive income.

Research and development - Research and development activities are expensed as incurred.

Basic and diluted earnings (loss) per share – Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common stock outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common stock outstanding during the period including stock options, deferred stock units (“DSUs”) and warrants which are calculated using the treasury stock method, and convertible debt instruments using the if-converted method. Diluted EPS excludes all dilutive potential stock if their effect is anti-dilutive.

Stock based compensation – The Company recognizes compensation expense for equity awards based on the grant date fair value of the award. The Company recognizes stock-based compensation expense for awards granted to employees that have a graded vesting schedule based on a service condition only on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards (the “graded-vesting attribution method”), based on the estimated grant date fair value for each separately vesting tranche. For equity awards with a graded vesting schedule and a combination of service and performance conditions, the Company recognizes stock-based compensation expense using a graded-vesting attribution method over the requisite service period when the achievement of a performance-based milestone is probable, based on the relative satisfaction of the performance condition as of the reporting date.

For stock-based awards granted to consultants and non-employees, compensation expense is recognized using the graded-vesting attribution method over the period during which services are rendered by such consultants and non-employees until completed.

The measurement date for each tranche of employee awards is the date of grant, and stock-based compensation costs are recognized as expense over the employees’ requisite service period, which is the vesting period. The Company estimates grant date fair value of award using the Black-Scholes option pricing model and estimates the number of forfeitures expected to occur. See Note 14 for the Company’s assumptions used in connection with option grants made during the periods covered by these consolidated financial statements.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Tax payments made on behalf of employees to tax authorities in order to satisfy employee income tax withholding obligations from the vesting of shares under the Company’s stock-based compensation plans are classified as a financing activity in the Statement of Cash Flows.

Income taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Authoritative guidance for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination. Management has reviewed the Company’s tax positions and determined there were no uncertain tax positions requiring recognition in the consolidated financial statements. Company tax returns remain subject to Federal and State tax examinations. Generally, the applicable statutes of limitation are three to four years from their respective filings.

Recently adopted accounting pronouncements

ASU 2016-02, ASU 2018-10, ASU 2018-11 and ASU 2019-01

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), in February 2016. ASU 2016-02 requires the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet for virtually all leases, other than leases that meet the definition of short-term. ASU 2016-02 was amended in July 2018, March 2019 and February 2020. The Company adopted ASU 2016-02, as amended, on January 1, 2019 using the modified transition approach, resulting in the recognition of operating lease ROU assets and lease liabilities of $109,631.

Refer to Note 26 for additional information.

ASU 2020-04

The FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, in March 2020. ASU 2020-04 provides optional practical expedients and exceptions for applying US GAAP to contracts and other transactions affected by reference rate reform if certain criteria are met. ASU 2020-04 applies only to contracts and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. ASU 2020-04 is effective for all entities for the period March 12, 2020 through December 31, 2022, and will not apply to contract modifications made after December 31, 2022. If elected, the optional expedients for contract modifications must be applied consistently for all eligible contracts or eligible transactions. Adoption of the ASU as of its effective date had no material impact on the Company’s balance sheets, statement of operations and cash flows.

ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05 and ASU 2020-03

The FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, in June 2016. ASU 2016-13 replaces the incurred loss impairment methodology in current US GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For assets measured at amortized cost, the new standard requires that the income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 was amended in November 2018, April 2019 and

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

March 2020. ASU 2016-13, as amended, is effective for the Company’s interim and annual reporting periods beginning after December 15, 2019. An entity applies the new standard, as amended, using a modified-retrospective approach and record a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective.

Adoption of the ASU as of its effective date had no material impact on the Company’s balance sheets, statement of operations and cash flows.

Recent accounting pronouncements not yet adopted

ASU 2019-12

The FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, in December 2019. ASU 2019-12 removes certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplifies US GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for the Company’s interim and annual reporting periods beginning after December 15, 2020.

An entity will apply the new standard on the retrospective, modified retrospective or prospective basis, depending on the amendment. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company does not expect its adoption of ASU 2019-12 to have a material impact on the Company’s balance sheets, statement of operations and cash flows.

3.	Reverse take-over transaction (CPM RTO)

As outlined in note 1, on August 16, 2019, MTI entered into an Amalgamation Agreement (“Amalgamation Agreement”) with CPM, a Canadian public company listed on the CSE in relation to a Reverse Takeover transaction of CPM by MTI (“CPM RTO”). On October 10, 2019, CPM shareholders approved matters ancillary to the transaction and on November 25, 2019, MTI shareholders approved the CPM RTO. Subject to an amendment to the Amalgamation Agreement dated March 4, 2020, the CPM RTO was completed on March 5, 2020.

The CPM RTO was completed by the way of three-cornered amalgamation, whereby MTI was amalgamated with CPM Subco and holders of stock of MTI received common stock of the Resulting Issuer (“Resulting Issuer Common Stock”) as consideration. Pursuant to the Amalgamation Agreement, the holders of the common stock of MTI (“MTI Common Stock”) and holders of MTI’s Class A-1 preferred stock of MTI received Resulting Issuer Common Stock in exchange for their MTI Common Stock at a ratio of 2.75 Resulting Issuer Common Stock for each MTI Common Share or Class A-1 Preferred share held. Also pursuant to the Amalgamation Agreement, the holders of MTI’s Class A-2 preferred stock received 4.125 Resultant Issuer Common Stock for each Class A-2 preferred share held.

Upon completion of the CPM RTO, all of MTI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MTI Common Stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Resulting Issuer Common Stock. Immediately following the completion of the CPM RTO, the former security holders of MTI owned approximately 86% of the Resulting Issuer Common Stock, on a fully diluted basis; accordingly, the former shareholders of MTI, as a group, retained control of the Resulting Issuer, and while CPM was the legal acquirer of MTI, MTI was deemed to be the acquirer for accounting purposes. As CPM did not meet the definition of a business as defined in ASC 805—Business Combinations, the acquisition is not within the scope of ASC 805 and was considered to be a reverse recapitalization.

Reverse recapitalization accounting applies when a non-operating public shell company (CPM) acquires a private operating company (MTI) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Since the transaction was treated as capital transaction in substance, the consideration transferred was assumed to equal the fair value of CPM’s net monetary assets of $3,110,834. Consideration transferred was then allocated between stock and options based on the fair value of the options deemed to have been issued. Accordingly, $212,566 has been allocated to options as outlined in consolidated Statements of changes in stockholders’ equity with the remainder $2,898,268 allocated to common stock.

The carrying value of CPM’s assets and liabilities have been assumed to approximate their fair values, due to their short-term nature. The following table summarizes the monetary assets acquired and liabilities assumed using the March 5, 2020 exchange rate of 1.00 CAD = $0.7454 USD:

	Amount (CA$)	Amount (US$)
Cash and cash equivalents	4,174,979	3,112,172
Marketable securities	4,392	3,274
Accounts receivable	27,201	20,277
Accounts payable and accrued liabilities	(33,388)	(24,889)

	4,173,184	3,110,834

The fair value of CPM’s 700,000 options issued has been estimated using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate		0.83% - 0.96%
Expected volatility		117% -134%
Expected dividend yield		0%
Expected forfeiture rate		0%
Fair value of Resulting Issuer Common Share	CA$	0.62
Exercise price of the options	CA$	0.35
Expected term for directors resigning from CPM board		6 months RTO
Expected term for a director continuing as Resulting Issuer director		8-years RTO

4.	Related party transactions

As of December 31, 2020 and 2019, related party payables were $245,467 and $265,655, respectively, due to Lamda Guard Technologies Ltd (“LGTL”) – a shareholder. Amounts due to LGTL are unsecured and repayable in full on demand.

During the year ended December 31, 2020, The Company recorded $10,232 (2019 - $38,389) as technology license fees due to LGTL. The Company entered into a Technology Agreement with LGTL on March 28, 2013 which was amended on April 3, 2020. The Technology Agreement will continue until the Company delivers notice of termination to LGTL. Under the agreement, the Company pays a monthly Technology license fee (note 7).

During the year ended December 31, 2020, The Company incurred $132,021 (2019 - $141,281) as consultancy fees for directors of the Company and Versa Tech Consulting Ltd., which is owned by a director of the Company.

LGTL uses a portion of MediWise’s premises in the UK and reimburses MediWise for the rent and utilities for that space. The Company recorded rent and utility reimbursement for the year ended December 31, 2020 of $34,734 (2019 - $31,095) due from LGTL.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

5.	Inventory

Inventory consists of photosensitive materials, lenses, laser protection film and finished eyewear, and is comprised of the following:

	December 31, 2020	December 31, 2019
	$	$
Raw materials [1]	378,265	193,683
Supplies	14,414	19,637
Work in process	69,380	122,012
Finished goods	1,323	2,335
Spare parts	—	126

Total inventory	463,382	337,793

[1]

The Company has a contract with a primary raw material supplier which outlines certain restrictions for use of the associated materials. Raw material inventory as at December 31, 2020 includes $303,744 (2019 - $129,096) that is restricted.

The Company expensed $163,527 of restricted raw materials inventory to research and development expense during the year ended December 31, 2020 (2019 - $220,628).

During the year ended December 31, 2020, the Company recognized $3,158 (2019 - $7,985) of inventory in cost of goods sold in the consolidated statements of operations and comprehensive loss.

6.	Property, plant and equipment, net

Property, plant and equipment consist of the following:

		As of
	Useful life (years)	December 31, 2020 $	December 31, 2019 $
Computer equipment	3 - 5	163,856	133,846
Computer software	1	256,554	251,497
Manufacturing equipment	2 - 5	6,645,986	5,410,962
Office furniture	5 - 7	99,234	97,511
Enterprise Resource Planning	5	210,254	206,109
Assets under construction	N/A	424,393	—

		7,800,277	6,099,925
Accumulated depreciation		(5,039,106)	(3,359,954)

		2,761,171	2,739,971

Depreciation expense for the years ended December 31, 2020 and 2019 was $1,557,630 and $1,597,468, respectively.

Manufacturing equipment additions include capitalized labour of $Nil (2019 - $184,803). The carrying amount of manufacturing equipment has also been reduced by $9,146 (2019 - $160,387), in relation to investment tax credits.

Property, plant and equipment is pledged as security under a General Security Agreement (“GSA”) signed in favor of the Royal Bank of Canada (“RBC”) on July 14, 2014, which is related to the Company’s corporate bank account and credit card and includes all property and equipment and intangible assets.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

7.	Intangible assets, net

Intangible assets consist of the following:

		As of
	Useful life (years)	December 31, 2020 $	December 31, 2019 $
License rights and patents	5 - 10	6,954,657	6,618,242
Trademarks	N/A	72,804	38,084

		7,027,461	6,656,326
Accumulated amortization and impairment		(2,550,847)	(1,724,995)

		4,476,614	4,931,331

Additions to intangible assets during the current year of $218,056 (2019 – $170,546) relate to capitalized legal fees for new patent applications and trademarks.

On March 28, 2013, the Company entered into an Exclusive Technology License Agreement (the “Technology Agreement”) with LGTL, whereby LGTL has granted the Company an exclusive license to all of its licensed patents, intellectual property, technical information and improvements as they relate to the manipulation of light using metamaterial substances with respect to (i) the aeronautical, police, military and security industries, (ii) the lighting industry, and (iii) the solar industry. The Technology Agreement will continue until the Company delivers notice of termination to LGTL. Payments made related to the license have been capitalized as License rights (note 4).

A monthly maintenance fee of £2,500 is paid to LGTL for the term of the Technology Agreement and is expensed in the period incurred in the consolidated statements of operations and comprehensive loss. There are no royalties payable to LGTL by the Company pursuant to the terms of the Agreement. On April 3, 2020, the Technology Agreement was amended and the monthly maintenance fees were reduced from £2,500 to £100.

During the year ended December 31, 2020, the Company recognized impairment losses on patents held of $4,018 (2019—$66,765) based on management’s assessment of the maintenance cost in relation to commercial value of these patents.

8.	Secured convertible promissory notes

	Year ended December 31
	2020	2019
	$	$
Beginning balance	4,026,275	919,582
Issued	—	1,928,057
Accrued Interest	35,520	196,429
Accretion	—	598,525
Beneficial conversion feature	—	479,061
Fair value loss	5,235	280,319
Foreign currency translation adjustment	(127,583)	(375,698)
Conversion	(3,939,447)	—

Ending balance	—	4,026,275

In January 2019, the Company issued promissory notes for $684,373, which bear interest at a fixed rate of 8% simple interest. The loans, including interest, are automatically convertible into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of CA$5,000,000 including conversion of the loans. In addition, the holder has an option to convert

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

the notes, including interest, into equity, at CA$1 conversion price. Given that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $479,061 as additional paid-in capital and reduced the carrying value of the convertible note to $271,725. The company recognized the full discount of $479,061 as accretion expense in the consolidated statements of operations and comprehensive loss since the notes were immediately convertible at the option of the holder.

Also during fiscal 2019, the Company received $1,722,745 of convertible loans from a private individual who is also an existing shareholder. The loans bear interest at a fixed rate of 8% compounded annually. The holder has an option to convert the loans, including interest, into equity, at a 20% discount of the share price from treasury upon the Company issuing and selling equity resulting in aggregate gross proceeds to the Company of CA$4,000,000 including conversion of the loans, or to ask for the repayment at any time, upon not less than 21 days’ prior written notice to the Company. On August 12, 2019, the Company signed a GSA with the private individual to secure the payment and performance of the Company’s obligations under the convertible promissory notes issued between April and September 2019. MMI elected to measure the promissory notes at fair value. MMI subsequently re-measured the notes as at December 31, 2019 and recorded a fair value loss of $280,319 in the consolidated statements of operations and comprehensive loss.

On February 26, 2020, the aggregate principal of the promissory notes and all interest accrued were converted into 9,621,768 common stock. MMI remeasured the instrument as of the conversion date and recognized a non-cash realized fair value loss of $5,235 in the consolidated statements of operations and comprehensive loss.

9.	Unsecured convertible promissory notes

	Year ended December 31, 2020 $
	Bridge loan (a)	Torchlight (b)	Total
Beginning balance	—	—	—
Issued	378,042	1,000,000	1,378,042
Interest accrued	2,698	12,701	15,399
Fair value loss due to own credit risk	—	14,132	14,132
Fair value loss (gain) due to other factors	139,609	(354,839)	(215,230)
Unrealized foreign currency exchange gain	—	(23,849)	(23,849)
Foreign currency translation adjustment	17,671	17,070	34,741

Ending balance	538,020	665,215	1,203,235

a)

In November 2020, MMI entered into a commitment letter (the “Commitment Letter”) with a shareholder of MMI, pursuant to which the shareholder will provide up to CA$5,500,000 in debt financing (the “Bridge Loan”) to fund MMI’s continued operations while MMI works toward completion of the Proposed Transaction with Torchlight. Pursuant to the Commitment Letter, MMI would be able to draw up to CA$500,000 monthly beginning in November 2020. The Bridge Loan bears interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest would be due and payable on the 10th business day after the closing of the Proposed Transaction, or on November 29, 2022 if the Transaction did not close before that date. At the option of the holder, the Bridge Loan, or any portion of the Bridge Loan and accrued but unpaid interest would be convertible into MMI Common Stock at a conversion price of CA$0.50 per share, subject to customary adjustments. MMI would have the option to repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded fair value loss of $139,609 in the condensed consolidated Interim statements of operations and comprehensive Loss. There was no change in instrument specific credit risk.

b)

On September 15, 2020, MMI entered into a non-binding Letter of Intent (the “LOI”) with Torchlight pursuant to which, Torchlight loaned MMI three unsecured convertible promissory notes of total value $11,000,000. These Unsecured Convertible Promissory Note bears interest at 8% annually, with principal and interest due and payable on the maturity date. If MMI and Torchlight do not enter into a Definitive Agreement, or the Definitive Agreement is terminated, then the Unsecured Convertible Promissory Notes and all accrued and unpaid interest are convertible at the option of the holder into common stock of the Company at the conversion prices set out below. The Company may repay all or part of the Unsecured Convertible Promissory Notes, plus any accrued and unpaid interest, without penalty on or after 120 days from the note issuance date.

	Tranche 1		Tranche 2
Face value of notes issued		$500,000		$500,000
Issuance date		September 20, 2020		December 16, 2020
Maturity date		September 20, 2022		December 16, 2022
Interest rate		8%		8%
Conversion price	CA$	0.35	CA$	0.62

The conversion option is a foreign currency embedded derivative as the note is denominated in USD and the conversion price is in Canadian dollars. MMI has elected the fair value option and measured the entire instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded a fair value gain of $340,707, of which $14,132 was a gain, which was recorded in other comprehensive income relating to instrument specific credit risk and $354,839 gain was recorded in the statements of operations.

10.	Secured convertible debentures

Year ended December 31, 2020 $
Beginning balance	—
Issued	3,630,019
Interest accrued	508,757
Interest paid	(285,154)
Fair value loss due to own credit risk	511,699
Fair value loss due to other factors	865,280
Foreign currency translation adjustment	314,869
Conversion to common stock	—

Ending balance	5,545,470

On April 3, 2020, MMI issued CA$5,000,000 in Secured Debentures to BDC Capital Inc.(“BDC”), a wholly owned subsidiary of the Business Development Bank of Canada.    The Secured Debentures mature on October 31, 2024, and bear interest at a rate of 10.0% per annum, payable monthly in cash. In addition to the cash interest, the Secured Debentures accrued a non-compounding payment in kind (“PIK”) of 8% per annum. The PIK may get reduced by up to 3% (reduced to as low as 5% per annum) upon meeting certain conditions. BDC may elect to have the PIK paid in cash.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

The Secured Debentures and the PIK are convertible in full or in part, at BDC’s option, into MMI common stock at any time prior to their maturity at a conversion price of CA$0.70 (the “Conversion Price”) or MMI may force the conversion of Secured Debentures if MMI’s common stock trades on the CSE on a volume-weighted average price greater than 100% of the Conversion Price (i.e. greater than CA$1.40) for any 20 consecutive trading days with a minimum daily volume of at least 100,000 common stock.

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument as at December 31, 2020 and recorded fair value loss of $1,376,979 of which $511,699 loss was recorded in other comprehensive income relating to instrument specific credit risk and $865,280 loss was recorded in the statements of operations.

The secured debentures were subject to a covenant clause, whereby MMI is required to maintain a working capital ratio of no less than 3:1. This working capital ratio excluded deferred revenue and deferred government assistance from current liabilities. MMI did not fulfil the ratio as required in the contract and consequently, the secured debentures were reclassified as a current liability as at December 31, 2020.

11.	Unsecured convertible debentures

Unsecured convertible debentures [the “Unsecured Debentures”] consist of the following:

	Year ended December 31, 2020 $	Year ended December 31, 2019 $
Beginning balance	585,267	—
Issued	693,784	566,690
Interest accrued	147,304	7,665
Fair value loss due to own credit risk	154,347	—
Fair value loss due to other factors	189,708	—
Foreign currency translation adjustment	54,979	10,912

Ending balance	1,825,389	585,267

On December 10, 2019, an agreement was signed to convert an existing CA$250,000 short-term loan into an Unsecured Debenture, and also during December 2019, MMI issued an additional CA$500,000 in Unsecured Debentures to the same investor, under the same terms.

During the year ended December 31, 2020, MMI issued an additional CA$950,000 in Unsecured Debentures to individuals and companies under the same terms as previous issues.

The Unsecured Debentures bear interest at a fixed rate of 1% per month, compounding monthly and have a maturity date of April 30, 2025. Each Unsecured Debenture is convertible at the option of the holder into MMI common stock at a price of CA$0.70 per share. Following completion of the RTO, MMI may elect to repay the outstanding amounts owing under the Unsecured Debentures in cash or in stock at conversion price of CA$0.70 upon meeting certain conditions or the holder can convert the Unsecured Debentures at CA$0.70 or the Unsecured Debentures can be converted at maturity at the greater of 80% of 10 day volume-weighted average price of the Resulting Issuer’s common stock or the closing price on the preceding trading day less the maximum permitted discount by the exchange.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded fair value loss of $344,055, of which $189,708 loss was recorded in other comprehensive income relating to instrument specific credit risk and $154,347 loss was recorded in the statements of operations.

12.	Long-term debt

	December 31, 2020 $	December 31, 2019 $
ACOA Business Development Program (“BDP”) 2012 interest-free loan[1] with a maximum contribution of CA$500,000, repayable in monthly repayments commencing October 1, 2015 of CA$5,952 until June 1, 2023. Loan repayments were temporarily paused effective April 1, 2020 until January 1, 2021 as a result of the COVID-19 outbreak. As at December 31, 2020, the amount drawn down on the loan, net of repayments, is CA$178,571 (2019 - CA$196,427).	129,384	134,609
ACOA Atlantic Innovation Fund (“AIF”) 2015 interest-free loan[1,2] with a maximum contribution of CA$3,000,000. Annual repayments, commencing June 1, 2021, are calculated as a percentage of gross revenue for the preceding fiscal year, at Nil when gross revenues are less than CA$1,000,000, 5% when gross revenues are less than CA$10,000,000 and greater than CA$1,000,000, and CA$500,000 plus 1% of gross revenues when gross revenues are greater than CA$10,000,000. As at December 31, 2020, the amount drawn down on the loan is $CA3,000,000 (2019 - CA$3,000,000).	1,458,954	968,975
ACOA BDP 2018 interest-free loan[1,3] with a maximum contribution of CA$3,000,000, repayable in monthly repayments commencing June 1, 2021 of CA$31,250 until May 1, 2029. As at December 31, 2020, the amount drawn down on the loan, net of repayments, is CA$3,000,000 (2019 - CA$2,985,136).	1,285,307	1,083,335
ACOA BDP 2019 interest-free loan[1] with a maximum contribution of CA$100,000, repayable in monthly repayments commencing June 1, 2021 of CA$1,400 until May 1, 2027. As at December 31, 2020, the amount drawn down on the loan is CA$62,165 (2019 - CA$41,954).	30,138	18,972
CAIXA Capital loan bearing interest at 6-month EURIBOR rate plus 4% interest spread. The loan principal and interest are fully repayable on January 15, 2025. As at December 31, 2020, the principal loan balance with outstanding interest was the amount drawn down on the loan is CA$233,964 (2019 - CA$218,600).	130,265	102,477
Business Development Bank of Canada (“BDC”) 2019 loan with a maximum contribution of CA$250,000, repayable in monthly repayments commencing on November 1, 2019, of one-off payment of CA$3,000 and followed by CA$2,600 monthly payments until fully repayable on October 1, 2027. On April 3, 2020, the loan outstanding principal of $172,819 and interest unpaid of CA$18,558 was repaid.	—	189,078

	3,034,048	2,497,446
Less: current portion	290,544	80,364

	2,743,504	2,417,082

[1]

The Company was required to maintain a minimum balance of positive equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ending June 30, 2019 and for each period thereafter until the loan is fully repaid.

[2]

The carrying amount of the ACOA AIF loan is reviewed each reporting period and adjusted as required to reflect management’s best estimate of future cash flows, discounted at the original effective interest rate.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

[3]

A portion of the ACOA BDP 2018 loan was used to finance the acquisition and construction of manufacturing equipment resulting in $425,872 recorded as deferred government assistance, which is being amortized over the useful life of the associated equipment. The Company recorded the amortization expense for the year ended December 31, 2020 of $136,320 (2019—$135,125) as government assistance in the consolidated statements of operations and comprehensive loss.

13.	Capital stock

Common stock

Authorized: Unlimited number of common stock, no par value.

All references to numbers of common stock in the statements of stockholder’s equity and in the notes to the consolidated financial statements been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. To reflect this restatement, common stock figures issued pre-CPM RTO have been multiplied by CPM conversion ratio of 2.75 (see note 3).

During the year ended December 31, 2020, the Company received gross proceeds of $643,637 for subscriptions of 1,416,434 common stock and 708,217 warrants as part of a private placement. The warrants expire on the second anniversary of the CPM RTO as per the extended expiry approved by the board on February 28, 2020 and were ascribed a value of $149,994. Additionally, in relation to the private placement, the Company incurred share issuance costs of $45,091, and issued 52,868 broker warrants as finders fees, which were ascribed a value of $16,144. The broker warrants expire on the second anniversary of the CPM RTO as per the extended expiry approved by the board on February 28, 2020. For every broker warrant, warrant holders shall have the right to purchase one common share at a post-CPM RTO exercise price of CA$0.62.

During the year ended December 31, 2020 and pursuant to the CPM RTO, all preferred stock were converted into 31,519,439 common stock. See preferred share section below for additional details.

During the year ended December 31, 2020, the aggregate principal of the Secured Promissory Notes and all interest accrued up until January 28, 2020 were converted into 9,621,768 common stock. See Note 8 for additional details.

During the year ended December 31, 2020, the Company settled 283,250 Deferred Share Units (“DSU’s”) (2019 - 420,750 DSU’s) through the issuance of common stock for a total value of $51,846 (2019 - $74,266).

During the year ended December 31, 2020 and pursuant to the CPM RTO, the Company has withheld 39,413 common stock equivalent to $18,742 from the 2019 DSU’s settlement representing tax withheld and remitted to the Canada Revenue Agency (“CRA”) on behalf of two former directors.

During the year ended December 31, 2019, the Company approved advisory fees for a current director and a former director of CA$100,000, net of taxes, to be paid in units, consisting of a share and a warrant, from treasury, upon closing of the CPM RTO. The Company recognized CA$70,000 as consulting fees, based on expected probability of 70% for the completion of the CPM RTO at December 31, 2019 with the amount recorded in additional paid-in capital. During the year ended December 31, 2020, the remaining CA$30,000 was recognized as consulting fees and the balance of CA$100,000 recorded in additional paid-in capital was converted into warrants and common stock upon completion of the CPM RTO. In addition, during the year ended December 31, 2020, the company recognized related taxes of $34,446 (2019 - $43,508) as consulting fees in the statement of operations and comprehensive loss.

The Company has allocated the consideration of $74,943 (CA$100,000) to warrants and common stock based on the relative fair value of the warrants and the shares. Accordingly, $57,813 has been allocated to common stock and $17,130 has been allocated to warrants.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

During the year ended December 31, 2019, the Company issued units from treasury at CA$0.62 per unit for gross proceeds of $766,577 for issuing 1,640,804 common stock and 820,402 warrants as part of a private placement. The warrants expire on the second anniversary of the CPM RTO as per the extended expiry approved by the board on February 28, 2020 and were ascribed a value of $125,877. Additionally, in relation to the private placement, the Company incurred share issuance costs of $697.

During the year ended December 31, 2019, the Company issued 83,712 units from treasury at CA$0.62 per share for total non-cash consideration of $39,102 to a former director related to advisory services. The Company has allocated the consideration to warrants and common stock based on the relative fair value of the warrant and the shares. Accordingly, $32,679 has been allocated to common stock and $6,423 has been allocated to warrants.

Warrants

Prior to completion of the CPM RTO on March 5, 2020, every two warrants had the right to purchase one MTI common share for CA$2.475 per share.

Pursuant to the completion on the RTO on March 5, 2020, MTI warrants were adjusted such that one warrant has the right to purchase one MMI Common Share for CA$0.90 per share.

The following table summarizes the changes in warrants of the Company:

	Year ended December 31, 2020		Year ended December 31, 2019
	Number of warrants [1]	Amount [1]	Number of warrants [1]	Amount [1]
	#	$	#	$
Balance, beginning of year	862,258	132,299	—	—
Issued	789,098	166,916	862,258	132,299
Adjustment to 2019 warrants	—	103,668	—	—
Exercised	—	—	—	—

Balance, end of year	1,651,356	402,883	862,258	132,299

[1]

All references to numbers of warrants have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of warrants issued pre-CPM RTO have been divided by 2 and then multiplied by the 2.75 CPM conversion ratio. There were no warrants issued post CPM RTO.

Broker warrants

Prior to completion of the CPM RTO on March 5, 2020, every MTI broker warrant had the right to purchase one MTI common share for CA$1.70 per share.

Pursuant to the completion on the RTO on March 5, 2020, each MTI broker warrant was converted into 1.845 MMI warrants, and the exercise price was updated to be CA$0.62.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

The following table summarizes the changes in broker warrants of the Company:

	Year ended December 31, 2020
	Number of warrants [1]	Amount [1]
	#	$
Balance, beginning of year	—	—
Issued	52,868	16,144
Exercised	—	—

Balance, end of year	52,868	16,144

[1]

All references to numbers of broker warrants have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of broker warrants issued pre-CPM RTO have been multiplied by the 2.75 CPM conversion ratio. There were no broker warrants issued post-CPM RTO.

The fair value of warrants and broker warrants issued during 2020 were estimated using the Black-Scholes option pricing model with the following inputs and assumptions:

	Year ended December 31, 2020	Year ended December 31, 2019
Risk free interest rate	0.80% - 1.43%	0.80% - 1.43%
Expected volatility	134%	134%
Expected dividend yield	0%	0%
Expected forfeiture rate	0%	0%
MTI common share price	1.70	1.70
Exercise price per MTI common share	$1.70 - $2.475	$1.70 - $2.475
Expected term of warrants	24 Months post CPM RTO	24 Months post CPM RTO

Preferred stock

Authorized: Unlimited number of Class A-1 and Class A-2 preferred stock.

Each A-1 preferred share is convertible into one MTI common share of the Company and each A-2 preferred share is convertible into 1.5 MTI common stock pursuant to the articles of amendment upon completion of certain events.

The following table summarizes the changes in issued preferred stock of the Company:

	Year ended December 31, 2020		Year ended December 31, 2019
	Number of stock [1]	Amount [1]	Number of stock [1]	Amount [1]
	#	$	#	$
Balance, beginning of year	31,519,439	9,802,233	31,519,439	9,802,233
Conversion to common stock	(31,519,439)	(9,802,233)	—	—

Balance, end of year	—	—	31,519,439	9,802,233

[1]

All references to numbers of preferred stock have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of Class A-1 preferred stock and Class A-2 preferred stock that were issued pre-CPM RTO have been multiplied by the applicable CPM conversion ratio (2.75 for Class A-1 and 4.125 for Class A-2) and 4.125 CPM conversion ratio (refer Note 3).

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

During the year ended December 31, 2020 and pursuant to the completion of the CPM RTO, each Class A-1 preferred share was converted into 2.75 Common Stock and each Class A-2 preferred share was converted into 4.125 Common Stock resulting in 31,519,439 common stock being issued.

14.	Stock-based payments

DSU Plan

Each share option is convertible at the option of the holder into one common share of the Company.

On March 28, 2013, the Company implemented a Deferred Share Unit (DSU) Plan for its directors, employees and officers. Directors, employees and officers are granted DSUs of the Company with immediate vesting as a form of compensation. Each unit is convertible at the option of the holder into one common share of the Company. Eligible individuals are entitled to receive all DSUs (including dividends and other adjustments) no later than December 1 of the first calendar year commencing after the time of termination of their services.

On March 5, 2020 and pursuant to the CPM RTO, each MTI DSU was converted into 2.75 MMI DSUs.

The following table summarizes the change in outstanding share DSUs of the Company:

	Year ended December 31, 2020	Year ended December 31, 2019
	# [1]	# [1]
Outstanding, beginning of period	1,872,750	1,872,750
Converted into Common Stock	—	—

Outstanding, end of period	1,872,750	1,872,750

Information concerning units outstanding is as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
	Number of units	Number of units
Issue price	# [1]	# [1]
CA$0.50	1,815,000	1,815,000
CA$0.95	57,750	57,750

	1,872,750	1,872,750

[1]

All references to numbers of DSUs have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of DSUs issued pre-CPM RTO have been multiplied by the 2.75 CPM conversion ratio. There were no DSUs issued post-CPM RTO.

Employee Stock Option Plan

The Company has an Employee Stock Option Plan [the “Plan”] for directors, officers, and employees. Unless otherwise determined by the Board of Directors, 25% of the options shall vest and become exercisable on the first anniversary of the grant date and 75% of the stock issuable under the Plan shall vest and become exercisable in equal monthly installments over the three-year period commencing immediately after the first anniversary of the grant date. The option exercise price will not be less than the fair market value of a share on the grant date, as

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

determined by the Board of Directors, taking into account any considerations which it determines to be appropriate at the relevant time. The exercise price of the share options is equal to the market price of the underlying stock on the date of the grant. The contractual term of the share options is 10 years and there are no cash settlement alternatives for the employees.

During the year ended December 31, 2020, the Company’s existing MTI options were converted at a ratio of 2.75 MMI options for each MTI option pursuant to the CPM RTO. Also, as part of the CPM RTO, 700,000 stock options were issued to executives and directors of CPM. Additionally, and subsequent to the completion of the CPM RTO, the Company granted 7,264,000 options to employees and directors, 487,000 of which vested immediately upon being granted, and 6,777,000 of which vest over varying periods of 1-4 years. Subsequent to the completion of the CPM RTO, 1,403,500 stock options were forfeited as a result of employee departures and 1,133,261 options expired unexercised.

Total stock-based compensation expense included in the consolidated statements of operations and comprehensive Loss was as follows:

	Year ended December 31
	2020 $	2019 $
Selling & Marketing	61,560	154,086
General & Administrative	1,114,556	940,613
Research & Development	333,570	198,073

	1,509,686	1,292,772

The following table summarizes the change in outstanding share options of the Company:

	Year ended December 31, 2020			Year ended December 31, 2019
	Weighted Average exercise price per stock option $		Number of options # [1]	Weighted Average exercise price per stock option $		Number of options # [1]
Outstanding, beginning of year	CA$	0.60	7,860,328	CA$	0.60	6,183,045
Issued to CPM executives and directors pursuant to CPM RTO	CA$	0.35	700,000			—
Granted	CA$	0.62	7,264,000	CA$	0.62	2,362,646
Exercised			—			—
Forfeited	CA$	0.62	(1,424,125)	CA$	0.58	(685,363)
Expired	CA$	0.50	(1,133,261)	CA$	0.50	—

Outstanding, end of year	CA$	0.61	13,266,942	CA$	0.60	7,860,328

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Below is a summary of the outstanding options as at December 31, 2020:

Exercise price	Number outstanding	Number exercisable
$	# [1]	# [1]
CA$0.62	12,764,442	5,223,175
CA$0.27	302,500	302,500
CA$0.35	200,000	200,000

	13,266,942	5,725,675

Below is a summary of the outstanding options as at December 31, 2019:

Exercise price	Number outstanding	Number exercisable
$	# [1]	# [1]
CA$0.62	7,557,828	439,406
CA$0.27	302,500	37,500

	7,860,328	476,906

[1]

All references to numbers of stock options have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of stock options issued pre-CPM RTO have been multiplied by the 2.75 CPM conversion ratio.

The weighted average remaining contractual life for the share options outstanding as at December 31, 2020 was 8.36 (December 31, 2019 – 8.38) years. The weighted average fair value of MMI options granted during the year ended December 31, 2020 was CA$0.52 (year ended December 31, 2019 - CA$0.41).

The fair value of options granted during 2020 and 2019 were estimated on the date of grant using the Black-Scholes option pricing model using the following weighted-average assumptions:

	Employee Stock Option Plan	Employee Stock Option Plan
	2020	2019
Dividend yield [%]	—	—
Volatility	52% - 134%	84% - 130%
Risk-free interest rate	0.73%	1.21%
Expected term (in years)	7.48 years	8.67 years

The expected life of the stock options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

15.	Net loss per share

The following table sets forth the calculation of basic and diluted net loss per share during the periods presented:

	Year Ended December 31
	2020	2019
Numerator:
Net loss	$ (11,611,259)	$ (8,444,967)
Denominator:
Weighted-average shares, basic	74,394,670	27,108,476
Weighted-average shares, diluted	74,394,670	27,108,476
Net loss per share
Basic	$(0.16)	$(0.31)
Diluted	$(0.16)	$(0.31)

The following potentially dilutive shares were not included in the calculation of diluted shares above as the effect would have been anti-dilutive:

	Year Ended December 31
	2020	2019
Convertible debt	23,310,743	9,957,387
Options	13,266,942	7,860,328
Warrants	1,704,224	862,258
DSUs	1,872,750	1,872,750

	40,154,659	20,552,723

16.	Income taxes

Loss before income taxes was as follows:

	Year Ended December 31
	2020	2019
	$	$
Canada	(9,451,788)	(1,278,498)
Foreign	(2,353,181)	(7,250,018)

Loss before income taxes	(11,804,969)	(8,528,516)

Income tax provision was as follows:

	Year Ended December 31
	2020	2019
	$	$
Current tax expense:
Canada	—	—
Foreign	800	800

Current tax expense	800	800

Deferred tax benefit:
Canada	—	—
Foreign	(194,510)	(84,349)

Deferred tax benefit	(194,510)	(84,349)

Income tax recovery	(193,710)	(83,549)

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

The income tax provision differs from the amount computed by applying the federal and provincial income tax rate of 29.5% for 2020 (2019 - 31%) to the loss before income taxes as a result of the following differences:

	Year Ended December 31
	2020	2019
	$	$
Federal and provincial income tax recovery at statutory rate	(3,482,466)	(2,643,840)
Permanent items	146,350	203,977
Stock compensation	445,357	400,760
Foreign rate differential	79,114	95,439
Foreign exchange difference and other	482,639	223,931
Change in valuation allowance	2,135,296	1,636,184

Income tax recovery	(193,710)	(83,549)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	Year Ended December 31
	2020	2019
	$	$
Deferred tax assets:
Non-capital losses	10,059,528	8,041,022
Intangible assets	62,938	56,739
Deferred government assistance	42,488	88,126

Total gross deferred tax assets	10,164,954	8,185,887
Less: valuation allowance	(9,115,472)	(6,980,176)

Total deferred tax assets	1,049,482	1,205,711

Deferred tax liabilities:
Intangible assets	(703,872)	(777,738)
Property and equipment	(281,092)	(473,475)
Long-term debt	(293,168)	(400,365)
Funding obligation	(35,404)	(57,586)
Unsecured convertible promissory notes	(54,000)	—

Total deferred tax liabilities	(1,367,536)	(1,709,164)

Net deferred tax liability	(318,054)	(503,453)

At December 31, 2020, the Company has net operating loss carryforwards (“NOLs”) of approximately $34.7 million that can be used to offset future taxable income, and such NOLs, as well as timing differences from certain financial instruments, result in a gross deferred tax asset of approximately $10.2 million at that date. These NOLs begin to expire in 2028.

In evaluating its valuation allowance, the Company considers all available positive and negative evidence, including projected future taxable income and recent financial performance. Due to uncertainty with respect to the ultimate realizability of these deferred tax assets, the Company has recorded a valuation allowance of approximately $9.1 million against its deferred tax assets.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

17.	Revenue

Revenue is disaggregated as follows:

	December 31, 2020	December 31, 2019
	$	$
Product sales	2,905	23,745

Contract revenue [1]	624,316	247,669
Other development revenue	494,962	630,996

Development revenue	1,119,278	878,665

	1,122,183	902,410

[1]

Contract revenue represents previously recorded deferred revenue that was recognized as revenue after satisfaction of performance obligation either through passage of time or after completion of specific performance milestones. Refer to note 21 for outstanding contracts.

18.	Government grants

a)	Grants receivable

	December 31, 2020	December 31, 2019
	$	$
ACOA-PBS [1]	11,960	16,281
Co-Op wage subsidy [2]	31,400	10,394
Canada Emergency Wage Subsidy [3]	233,446	—
Innovate UK – Glucose sensor [4]	—	34,724
Innovate UK – Microwave tech [5]	—	83,418
Innovate UK – Diabet [6]	51,062	42,053

	327,868	186,870

During the year ended 2020, the company applied for the Canadian Emergency Wage Subsidy (“CEWS”) for an amount of $466,726, of which $233,280 has been received.

[1]

On November 21, 2018, ACOA approved two non-repayable contribution of CA$50,000 each to the Company under Business Development Program – Productivity and Business skills (“PBS”) for the cost to create product and commercialization strategies.

[2]

During 2020 and 2019, the Company applied for and received grants related to co-op students and recent graduates under the Nova Scotia Co-Op Subsidy, Graduate to Opportunity Program (“GTO”) and Venture for Canada program (“VFC”).

[3]	During 2020, the company applied for Canada Emergency Wage subsidy (“CEWS”) for an amount of $397,849, of which $176,089 has been received.

[4]	On August 1, 2017, Innovate UK approved a grant to MediWise of $792,874 for a total eligible cost of $1,713,908 for the project “A compact portable non-invasive glucose sensor”.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

[5]	On November 7, 2017, Innovate UK approved a grant to MediWise of $608,460 for a total eligible cost of $1,210,227 for the project “Monitoring stroke using microwave technologies”.

[6]

On February 13, 2019, Innovate UK approved a grant to MediWise of up to $230,622 for total eligible costs of $1,277,013 incurred during the period from March 1, 2019 to February 28, 2021 for the project “Diabet – Innovate wrist device for high accuracy non-invasive blood glucose monitoring”. On July 01, 2020, Innovate UK approved additional grant to Mediwise of $143,277 for the project for total eligible costs of $205,629 incurred during the period from June 01, 2020 to November 30, 2020.

b)	Deferred government assistance

	December 31, 2020	December 31, 2019
	$	$
SDTC [1]	779,579	1,203,921
Deferred government assistance	146,509	284,279

	926,088	1,488,200
Less current portion	779,578	258,817

	146,510	1,229,383

[1]

On May 15, 2018, the Company entered into an agreement with the Canada Foundation for Sustainable Development Technology Canada (“SDTC”) for $4,189,966 (CA$5,395,000). The contribution provides funding for eligible costs incurred relating to the further development and demonstration of technology related to solar cells in connection with the project entitled “Enabling solar flight a testing ground for lightweight and efficient solar panels”. Amounts recognized, have been accounted for as government grants and were recorded in the consolidated statements of operations and comprehensive loss.

c)	Government assistance recognized in the consolidated statements of operations and comprehensive loss

	2020	2019
	$	$
SDTC	639,505	192,574
Payroll subsidies	831,148	690,434
Amortization of deferred government assistance	135,654	135,125
Fair value gain on initial recognition of ACOA loans	—	172,352
Other grants	23,807	41,290
Total government assistance	1,630,114	1,231,775

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

19.	Additional cash flow information

The net changes in non-cash working capital balances related to operations consist of the following:

	Year ended December 31, 2020	Year ended December 31, 2019
	$	$

Grants receivable	(131,318)	16,243
Inventory	(109,986)	(17,495)
Other receivables	58,891	(95,244)
Prepaid expenses	(56,419)	(67,482)
HST receivable	29,106	(57,073)
Trade payables	493,280	967,026
Due to related party	(26,984)	2,943

	256,570	748,918

20.	Fair value measurements

The Company uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity.

The fair values of cash and cash equivalents, grants and accounts receivable, due from (to) related parties, and trade and other payables are classified at level 1 as their approximate carrying values due to the short-term nature of these instruments. The current portion of long-term debt has been included in the below table.

The fair values of convertible promissory notes, secured convertible debentures and unsecured convertible debentures are classified at level 3 as they were accounted for under the fair value option election of ASC 825 and the estimated fair value was computed using significant assumptions that are not observable in the market. The fair value of the convertible debt at December 31, 2020 and 2019 were estimated using valuation techniques such as FinCAD model and discounted cash flow with the following assumptions:

	December 31, 2020	December 31, 2019
Risk free interest rate	0.20% - 34%	1.68%
Volatility	60% - 70%	45%
Discount rate	22.35% - 37.63%	40.99%

The fair values of the funding obligation, operating lease liabilities, and long-term debt are classified at Level 3 in the fair value hierarchy as each instrument is estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date.

Carrying values and fair values of financial instruments that are not carried at fair value are as follows:

	December 31, 2020		December 31, 2019
	Carrying value	Fair value	Carrying value	Fair value
Financial asset/liability	$	$	$	$
Funding obligation	776,884	571,839	622,342	702,041
Operating lease liabilities	270,581	270,641	55,395	95,263
Long-term debt	3,034,048	2,734,931	2,497,446	2,824,513

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

21.	Deferred revenue

Deferred revenue consists of the following:

	December 31, 2020	December 31, 2019
	$	$
Satair A/S-exclusive rights [1]	815,310	900,623
Satair A/S-advance against PO [2]	488,847	481,148
LM Aero-metaSOLAR commercialization [3]	646,135	1,176,314
US Deferred Revenue [4]	75,000	—
Innovate UK-R&D tax credit	18,778	18,189

	2,044,070	2,576,274

Less current portion	1,239,927	1,142,320

	804,143	1,433,954

[1]

On September 18, 2018, the Company signed an exclusive distribution agreement with Satair A/S for a term of 10 years. According to this agreement, the Company grants Satair A/S the exclusive right to sell, market, and distribute eyewear and visor products incorporating metamaterial-based laser protection technology that are developed or manufactured by the Company for use in aviation, military and defense. On September 13, 2018, the Company received a fee of $1,000,000 for the exclusive distribution rights granted under this agreement and the payment was recognized as deferred revenue on the consolidated balance sheets. It will be accounted as development revenue over a period of 8 years and no repayment of the $1,000,000 is required if the contract termination is after the 8th anniversary of the effective date. During the year ended December 31, 2020, the Company has recognized $98,292 (2019—$98,204) as development revenue related to this agreement.

[2]

On July 20, 2018, the Company received a purchase order for MetaVisor (eyewear/eye protection) from Satair A/S for $2,000,000. On November 7, 2018, the Company received a partial advance payment of $500,000 against this purchase order. The Company has set up a guarantee/standby letter of credit with RBC. In the event the Company fails to deliver the product as per the contract or refuse to accept the return of the product as per the buyback clause of the contract or fails to repay the advance payment in accordance with the conditions of the agreement signed with Satair on September 18, 2018, Satair shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, this guarantee/standby letter of credit expires on October 5, 2021. As at December 31, 2020, no amount has been drawn from the letter of credit with RBC.

[3]

On April 13, 2017, the Company entered into an Offset Project Agreement (“OPA”) with Lockheed Martin Aeronautics Corporation (“LM Aero”) for research and development (“R&D”) and commercialization of MetaSOLAR technology for $4,150,000. The purpose of the OPA is to document the agreement between LM Aero and the Company with respect to the Company’s planned growth through R&D and commercialization activities, as defined in the OPA, and the contribution that LM Aero will make to the Company in return for the Company’s effective assistance in obtaining credit arising from the project as set forth in the OPA. On April 26, 2017, the Company received $4,150,000 from LM Aero to fund the project, and as required by the OPA, the Company has set up an irrevocable standby letter of credit with RBC. In the event the Company fails to meet the obligations under the OPA, LM Aero shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, LM Aero will issue a certificate of reduction of the letter of credit on an annual basis over the next five years. The performance obligations for the milestone are satisfied through-out the period and the Company records development revenue in an amount equal to the certificate of reduction evenly throughout the period. Further, after the issuance of the certificate of reduction, the letter of credit with RBC will decrease for the corresponding amount. As at December 31, 2020, the letter of credit with RBC has been reduced in accordance with the agreement and no amounts have been drawn by LM Aero. During the year the Company recognized development revenue of $526,109 (2019 – $532,793) related to the agreement.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

[4]

On March 1, 2020, the Company entered into a research agreement with Breakthrough Starshot Foundation LLC under the project “Lightsail” for $150,000. The Company received $75,000 on March 6, 2020 which is recognized as part of deferred revenue as at December 31, 2020.

22.	Loss on financial instruments, net

	Year ended December 31
	2020	2019
Loss on secured convertible promissory notes	(5,234)	(280,319)
Loss on unsecured convertible promissory notes – Bridge loan	(139,610)	—
Gain on unsecured convertible promissory notes – Torchlight notes	354,840	—
Loss on secured convertible debentures	(865,280)	—
Loss on unsecured convertible debentures	(189,709)	—

	(844,993)	(280,319)

23.	Interest expense, net

	2020	2019
	$	$
Non-cash interest accretion	(614,561)	(742,360)
Interest & Bank charges	(823,832)	(394,147)
Interest income	8,439	585

	(1,429,954)	(1,135,922)

24.	Other income, net

	2020	2019
	$	$
Government Assistance	1,630,114	1,231,775
Other income	—	401,186
Fair value (loss) gain on long-term debt	(106,635)	448,437
Fair value loss on funding obligation	(32,291)	—

	1,491,188	2,081,398

25.	Funding obligation

	December 31, 2020	December 31, 2019
	$	$
Outstanding obligation [1]	1,021,050	1,000,924
Fair value of interest-free component [2]	(384,056)	(408,808)

Principal adjusted for interest-free component	636,994	592,116
Accumulated non-cash interest accretion	139,890	30,226

Carrying amount	776,884	622,342
Less current portion	—	—

	776,884	622,342

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

[1]

In June 2019, the Company entered into a statement of work (“SOW”) with a third party for the purchase of manufacturing equipment. The SOW was initiated based on the Industrial and Regional Benefits general investment funding between the third party and the Government of Canada. The Company received the funds in two tranches after achieving two milestones as per the SOW. The funds are repayable, commencing three years from date of receipt, based on 10% of revenue from the sale of holographic film that is produced using the related manufacturing equipment paid under this funding obligation.

In June 2019, the Company achieved the first milestone and received CA$325,000 and in October 2019, the Company achieved the second milestone and received CA$975,000. The Company has not sold holographic film related to this SOW to date.

[2]

The amounts received under the agreement have been recorded at fair value by applying the effective interest rate method on the dates the funding was received, using an estimated market interest rate of 15%. Accordingly, during the year ended December 31, 2019, the Company recognized $401,186 as other income in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2020, the Company recognized $32,291 related to changes in the estimated repayment schedule as interest expense in the consolidated statements of operations and comprehensive loss.

26.	Leases

On August 31, 2020, MMI signed a ten-year lease commencing January 1, 2021, for a 53,000 square foot facility, which will host the Company’s holography and lithography R&D labs and manufacturing operations. Commencing in September 2021, the Company was to pay monthly basic rent of CA$28,708 and additional rent for its proportionate share of operating costs and property taxes of CA$24,910 per month, subject to periodic adjustments. In conjunction with signing the lease, the Company entered into a loan agreement with the lessor in the amount of CA$500,000 to fund leasehold improvements. No amounts have been drawn as of December 31, 2020.

The Company has two other noncancellable operating leases in the United States and United Kingdom. In the year ended December 31, 2020, the Company recognized operating lease expenses in the consolidated statements of operations and comprehensive loss of $189,000 (2019—$96,545).

Future minimum payments under non-cancelable operating lease obligations were as follows as of December 31, 2020:

2021	181,300
2022	126,987

Total minimum lease payments	308,287
Less: interest	(37,706)

Present value of net minimum lease payments	270,581
Less: current portion of lease liabilities	(150,802)

Total long-term lease liabilities	119,779

27.	Commitments and contingencies

Legal Matters

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business. As of December 31, 2020, the Company was not involved in any material legal proceedings.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

Contractual Commitments and Purchase Obligations

During the year ended 2020, the Company signed a three-year supply deal with Covestro Deutschland AG, which provides early access to new photo-sensitive holographic film materials, the building block of META’s holographic product. This agreement will not only allow early access to Covestro’s R&D library of photopolymer films but will also accelerate META’s product development and speed of innovation. Target markets include photonics/optical filters and holographic optical elements, diffusers, laser eye protection, optical combiners, and AR (augmented reality) applications.

Other commitments and contingencies

During 2018, the Company arranged a guarantee/standby letter of credit with RBC in favour of Satair A/S for $500,000 in relation to an advance payment received. In the event the Company fails to deliver the product as per the contract or refuse to accept the return of the product as per the buyback clause of the contract or fails to repay the advance payment in accordance with the conditions of the agreement signed with Satair on September 18, 2018, Satair shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, this guarantee/standby letter of credit expires on October 5, 2021. As at December 31, 2020, no amount has been drawn from the letter of credit with RBC.

On December 8, 2016, the Company entered into a cooperation agreement with a large aircraft manufacturer to co-develop laser protection filters for space and aeronautical civil and military applications, metaAIR, and support the setup of manufacturing facilities for product certification and development. The cooperation agreement includes financial support provided to the Company in the form of non-recurring engineering costs of up to $4,000,000 to be released upon agreement of technical milestones in exchange for a royalty fee due by the Company on gross profit after sales and distribution costs. The total royalty fee to be paid may be adjusted based on the timing of the Company’s sales and the amount ultimately paid to the Company by large aircraft manufacturer to support the development.

28.	Subsequent events

Torchlight related subsequent events

(a)

On February 18, 2021, as per the ‘Arrangement Agreement’ between Torchlight Energy Resources Inc. and the Company, Torchlight loaned $10,000,000 to the Company, in the form of an unsecured convertible promissory note bearing interest at 8% per annum, repayable in full on February 18, 2022. If the Arrangement Agreement is terminated or expires without the completion of the Arrangement, Torchlight will have the right to convert all or any portion of the principal amount and any accrued but unpaid interest under the Promissory Note into MMI common stock at a conversion price of CA$2.80 per Common Share (subject to adjustment as described in the Promissory Note). Further, if the Arrangement is not completed, MMI will be obligated to repay to Torchlight the total unpaid balance of the principal and interest under the Promissory Note, to the extent not converted into Common Stock, on the Maturity Date.

(b)

On March 12, 2021, the Company held its annual general and special meeting where the special resolution (the “Arrangement Resolution”) relating to the proposed plan of arrangement between Torchlight Energy Resources, Inc. (“Torchlight”) and MMI (the “Business Combination Transaction”) was approved.

(c)

On June 25, 2021, Torchlight implemented a reverse stock split, changed its name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” (“META”) and changed its trading symbol from “TRCH” to “MMAT”.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

(d)

On June 28, 2021, META completed the Arrangement Agreement with MMI where the META acquired all the outstanding common stock of MMI and the former shareholders of MMI owned approximately 70% of the META’s Common Stock. Accordingly, the former shareholders of MMI, as a group, retained control of the META. Each common share, stock option, DSU and warrant of MMI that was issued and outstanding prior to June 28, 2021 was converted into the right to receive 1.845 common share, stock option, DSU or warrant of META. META began trading on the NASDAQ under the symbol “MMAT” while MMI common stock were delisted from the CSE and at the same time, Metamaterial Exchangeco Inc., a wholly-owned subsidiary of META, began trading under the symbol “MMAX” on the CSE.

Exercises and conversions related subsequent events

(a)

On February 16, 2021, the Company converted $1,439,104 of principal and accrued interest of convertible debentures at CA$0.70 per share into 2,767,120 common stock of the Company in accordance with the terms of the debt instruments.

(b)

On March 2, 2021, the Company forced the conversion of the 10% senior secured convertible debentures due on October 31, 2024 held by BDC Capital Inc.(“BDC”). The terms of the debenture issued to BDC enable the Company to force conversion of the principal and accrued interest on the debenture to common stock of the Company so long as the market performance of the Company’s common stock meets the specific metrics described in the debenture. In particular, the common stock of the Company are required to have traded on the CSE at a volume-weighted average price of greater than 100% of the Conversion Price of CA$1.40 per share defined in the debenture instrument for a period of 20 consecutive trading days with a minimum daily volume of at least 100,000 common stock. These conditions were met on March 2, 2021. In accordance with the terms of the certificate representing the debentures, the Company required mandatory conversion of $3,910,954 of principal and accrued interest at the specified price of CA$0.70 per share into 7,672,537 common stock of the Company. All security interests held by BDC on assets of the Company were immediately discharged.

(c)

On March 12, 2021, the Company converted an amount of $209,506 owed to Fundo Capital de Risco Empreender Mais – Caixa Capital (“Caixa”) into common stock of the Company at price per share of CA$3.87. A total of 67,597 common stock were issued to Caixa pursuant to this transaction.

(d)

On March 16, 2021, the Company converted an amount of $290,230 owing to its creditor Lamda Guard Technologies Ltd. (“LGTL”) into 81,584 shares of the common stock of the Company for a price per share of CA$4.51. The purchase price of CA$4.51 per share represents a 10% premium to the CA$4.10 closing price of MMI common stock on the CSE at the close on March 12, 2021.

(e)

Subsequent to December 31, 2020, 224,346 stock options were exercised for proceeds of $113,115, 129,434 warrants were exercised for proceeds of $93,994 and 33,242 broker warrants were exercised for proceeds of $16,255.

Other subsequent events

(a)

On January 4, 2021 and January 27, 2021, the Company drew funds in two additional tranches from the ‘Bridge Loan’ for CA$500,000 each. On February 11, 2021, the remainder of the ‘Bridge Loan’ of CA$4,000,000 was drawn. On February 16, 2021, the total ‘Bridge Loan’ of $4,356,734 of principal and accrued interest was converted at CA$0.50 per common share into 11,052,164 common stock of the Company, in accordance with the terms of the bridge financing announced on December 20, 2020.

(b)

On January 7, 2021 and February 1, 2021, the Company received an interest-free loan of $390,000 ACOA Regional Relief and Recovery Fund (“ACOA RRRF”), repayable in 36 monthly installments commencing on April 1, 2023. The amount drawn under the loan is based on eligible expenses incurred by the Company since March 15, 2020.

Metamaterial Inc.

Notes to consolidated financial statements

For the years ended December 31, 2020 and 2019

(c)

On January 14, 2021, the Company entered into a cash use agreement with an entity related to a shareholder where the Company is allowed access to cash in the amount of CA$1,000,000 in order to obtain a letter of credit of EUR 600,000 in connection with the acquisition of certain assets previously owned by Interglass Technology AG.

(d)	On May 11, 2021, the Company received the third and final tranche of ACOA BDP 2019 interest-free loan of $30,138.

(e)

On June 9, 2021, the Company signed a lease amendment with its lessor to expand its leased space at Highfield Park by approximately 15,000 sq ft., reduce the annual rent for the 10-year term of the lease and obtain from the lessor CA$500,000 in cash to fund ongoing tenant improvements. In exchange, the lessor received 993,490 MMI common stock at CA$3.40 per share.